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                                                                    Exhibit 23.2
                          Independent Auditors Consent

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 20, 2001 (except the fourth paragraph of Note 1, as to which the date is May 17, 2001), in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-55412) and related Prospectus of Peabody Energy Corporation, formerly P&L Coal Holdings Corporation, for the registration of 15,000,000 shares of its common stock.

                                          Ernst & Young LLP

St. Louis, Missouri
May 17, 2001